Exhibit 99.1

World Fuel Services Corporation Reports Solid Second Quarter Results

Quarterly Volume Surpassed 4 Billion Gallons for the First Time

MIAMI--(BUSINESS WIRE)--July 31, 2013--World Fuel Services Corporation (NYSE:INT), a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services, today reported second quarter net income of $51.0 million or $0.71 diluted earnings per share compared to $48.6 million or $0.68 diluted earnings per share in the second quarter of 2012. Non-GAAP net income and diluted earnings per share for the second quarter, which exclude share-based compensation and amortization of acquired intangible assets, were $57.5 million and $0.80, respectively, compared to $52.8 million and $0.74 in 2012.

“Our second quarter results once again demonstrate the resilience and diversity of our business model. We are pleased with our overall performance especially in our marine segment,” said Michael J. Kasbar, President and Chief Executive Officer of World Fuel Services Corporation. “We are confident that we will continue to capitalize on our unique business model in this ever changing marketplace.”

The company’s aviation segment generated gross profit of $76.0 million, a decrease of $1 million or 1% sequentially, but an increase of $6.9 million or 10% year-over-year. The company’s marine segment generated gross profit of $52.3 million, an increase of $10.6 million or 26% sequentially and $600 thousand or 1% year-over-year. The company’s land segment posted gross profit of $60.1 million, a decrease of $3.6 million or 6% sequentially, but an increase of $8.9 million or 17% year-over-year.

"We continue to generate positive operating cash flow, with the total amount generated over the past twelve months exceeding $335 million," said Ira M. Birns, Executive Vice President and Chief Financial Officer. "While many of the markets we serve remain challenging, our profitability and cash flow generation are strong, providing us with opportunities to fund both organic growth activities and strategic investments."

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations of opportunities for growth and strategic investments, our ability to capitalize on our business model in a changing marketplace, as well as our expectation about our profitability and liquidity. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 21, 2013. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenue	$10,479,604	$9,618,797	$20,663,633	$19,097,852
Cost of revenue	10,291,146	9,446,674	20,292,796	18,768,494

Gross profit	188,458	172,123	370,837	329,358

Operating expenses:
Compensation and employee benefits	72,745	56,183	142,174	110,710
Provision for bad debt	2,709	641	3,812	782
General and administrative	44,268	42,941	89,174	86,252

Total operating expenses	119,722	99,765	235,160	197,744

Income from operations	68,736	72,358	135,677	131,614
Non-operating expenses, net	(4,771)	(5,525)	(8,310)	(9,620)

Income before income taxes	63,965	66,833	127,367	121,994
Provision for income taxes	11,608	11,951	23,899	18,566

Net income including noncontrolling interest	52,357	54,882	103,468	103,428
Net income attributable to noncontrolling interest	1,341	6,282	3,727	8,413

Net income attributable to World Fuel	$51,016	$48,600	$99,741	$95,015

Basic earnings per common share	$0.71	$0.68	$1.40	$1.34

Basic weighted average common shares	71,516	71,173	71,483	71,083

Diluted earnings per common share	$0.71	$0.68	$1.38	$1.32

Diluted weighted average common shares	72,018	71,767	72,099	71,773

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	June 30,	December 31,
	2013	2012

Assets:
Current assets:
Cash and cash equivalents	$232,480	$172,740
Accounts receivable, net	2,587,977	2,193,866
Inventories	551,333	572,313
Prepaid expenses and other current assets	312,333	342,458

Total current assets	3,684,123	3,281,377

Property and equipment, net	136,851	112,525

Goodwill, identifiable intangible and other non-current assets	708,164	713,849

Total assets	$4,529,138	$4,107,751

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$28,709	$26,065
Accounts payable	2,210,525	1,814,794
Accrued expenses and other current liabilities	265,342	308,439

Total current liabilities	2,504,576	2,149,298

Long-term debt	322,642	354,253
Other long-term liabilities	69,642	62,576
Total liabilities	2,896,860	2,566,127

Equity:
World Fuel shareholders' equity	1,606,996	1,517,174
Noncontrolling interest equity	25,282	24,450
Total equity	1,632,278	1,541,624

Total liabilities and equity	$4,529,138	$4,107,751

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2013	2012	2013	2012

Cash flows from operating activities:
Net income including noncontrolling interest	$ 52,357	$ 54,882	$ 103,468	$ 103,428
Adjustments to reconcile net income including
noncontrolling interest to net cash provided by
(used in) operating activities:
Depreciation and amortization	11,439	8,009	22,287	17,668
Provision for bad debt	2,709	641	3,812	782
Share-based payment award compensation costs	4,325	3,053	8,197	5,957
Other	197	(9,794)	(49)	(1,023)
Changes in cash collateral with financial counterparties	(1,286)	(163,152)	(723)	(128,058)
Changes in assets and liabilities, net of acquisitions	(44,679)	646	(2,420)	(55,677)
Total adjustments	(27,295)	(160,597)	31,104	(160,351)
Net cash provided by (used in) operating activities	25,062	(105,715)	134,572	(56,923)

Cash flows from investing activities:
Acquisitions and other investments, net of cash acquired	(7,697)	(28,948)	(7,697)	(29,038)
Capital expenditures	(11,695)	(5,619)	(24,644)	(9,567)
Purchase of short-term investments	(21,588)	-	(21,588)	-
Proceeds from the sale of short-term investments	21,588	-	21,588	-
Other	-	115	-	-
Net cash used in investing activities	(19,392)	(34,452)	(32,341)	(38,605)

Cash flows from financing activities:
Borrowings (repayments) of debt, net	74,446	39,085	(29,205)	37,593
Dividends paid on common stock	(2,675)	(2,686)	(5,342)	(5,350)
Other	(3,671)	(952)	(6,406)	(5,947)
Net cash provided by (used in) financing activities	68,100	35,447	(40,953)	26,296

Effect of exchange rate changes on cash and
cash equivalents	(890)	(1,197)	(1,538)	493

Net increase (decrease) in cash and cash equivalents	72,880	(105,917)	59,740	(68,739)

Cash and cash equivalents, as of beginning of period	159,600	242,593	172,740	205,415

Cash and cash equivalents, as of end of period	$ 232,480	$ 136,676	$ 232,480	$ 136,676

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2013	2012	2013	2012

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$51,016	$48,600	$99,741	$95,015
Share-based compensation expense, net of income taxes (1)	2,918	2,107	5,461	4,108
Intangible asset amortization expense, net of income taxes (2)	3,576	2,118	7,308	6,584
Non-GAAP net income attributable to World Fuel	$57,510	$52,825	$112,510	$105,707

GAAP diluted earnings per common share	$0.71	$0.68	$1.38	$1.32
Share-based compensation expense, net of income taxes (1)	0.04	0.03	0.08	0.06
Intangible asset amortization expense, net of income taxes (2)	0.05	0.03	0.10	0.09
Non-GAAP diluted earnings per common share	$0.80	$0.74	$1.56	$1.47

(1)	The pre-tax amount of share-based compensation expense was $4,325 and $3,053 for the three months ended June 30, 2013 and 2012, respectively, and $8,197 and $5,957 for the six months ended June 30, 2013 and 2012, respectively.

(2)

The pre-tax amount of intangible asset amortization expense was $5,594 and $3,832 for the three months ended June 30, 2013 and 2012, respectively, and $11,439 and $8,544 for the six months ended June 30, 2013 and 2012, respectively.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS INFORMATION
(UNAUDITED - IN THOUSANDS)

		For the Three Months ended		For the Six Months ended
		June 30,		June 30,
		2013	2012	2013	2012
Revenue:
	Aviation segment	$3,745,070	$3,547,871	$7,675,658	$6,959,418
	Marine segment	3,967,109	3,767,144	7,684,248	7,671,335
	Land segment	2,767,425	2,303,782	5,303,727	4,467,099
		$10,479,604	$9,618,797	$20,663,633	$19,097,852

Gross profit:
	Aviation segment	$76,041	$69,171	$153,025	$134,085
	Marine segment	52,332	51,748	94,014	106,825
	Land segment	60,085	51,204	123,798	88,448
		$188,458	$172,123	$370,837	$329,358

Income from operations:
	Aviation segment	$33,873	$25,960	$68,753	$52,793
	Marine segment	24,062	27,931	39,321	55,376
	Land segment	21,122	28,352	48,502	44,552
		79,057	82,243	156,576	152,721
	Corporate overhead - unallocated	10,321	9,885	20,899	21,107
		$68,736	$72,358	$135,677	$131,614

CONTACT:
World Fuel Services Corporation
Ira M. Birns,
Executive Vice President & Chief Financial Officer
or
Jason Bewley,
Vice President of Corporate Finance
305-428-8000